UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2014

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On June 30, 2014, Corium International, Inc. (the “Company”) and The Procter & Gamble Company (“P&G”) entered into a restatement of their commercial supply agreement dated June 4, 2010 to, among other things, extend the term of the agreement through January 31, 2017 (the “Restated Supply Agreement”).  Pursuant to the Restated Supply Agreement, the Company produces and supplies to P&G oral care products that are sold under the brand name Crest Whitestrips.

The foregoing summary of the Restated Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Supply Agreement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The Restated Supply Agreement is part of a multi-faceted strategic arrangement between the Company and P&G as described in further detail in the Company’s Prospectus that was filed with the SEC pursuant to Rule 424(b)(4) on April 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: July 3, 2014	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

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